Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:	Paul J. Plante
President and Chief Executive Officer
(813) 854-2000
pplante@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ELECTRONICS, INC. REPORTS

FOURTH QUARTER AND YEAR-END 2004 FINANCIAL RESULTS

Tampa, Florida, March 16, 2005 —Reptron Electronics, Inc. (OTCBB: RPRN), an electronics manufacturing services company, today reported financial results for its fourth-quarter and year-end December 31, 2004.

Reptron recorded fourth quarter 2004 net sales from continuing operations of $36.1 million, a 2.2% decline from the same period a year ago and a 4.9% increase from the third quarter of 2004. The Company recorded a fourth quarter 2004 loss from continuing operations totaling $1.4 million, or $0.28 per fully diluted share, excluding reorganization expenses. This compares to a $13.0 million loss from continuing operations, or $2.03 per fully diluted share, in the same period a year ago which included charges associated with goodwill impairment, reorganization costs and inventory write-downs totaling $12.6 million. During the fourth quarter of 2004, Reptron also recorded additional activity from its 2003 discontinued operations and reorganization costs which collectively resulted in net earnings of $252,000. These items when combined with the results from continuing operations resulted in fourth quarter 2004 net loss of $1.1 million compared to a net loss of $15.4 million in the same period a year ago.

For the year ended December 31, 2004, net sales from continuing operations totaled $141.6 million, a 5.6% decrease from 2003. The Company recorded a loss from continuing operations during 2004 totaling $2.6 million, or $0.52 per fully diluted share excluding reorganization gain and expenses, net of related income tax effect. This compares to a $12.6 million loss from continuing operations, or $1.97 per fully diluted share, during 2003 including charges associated with goodwill impairment of $7.8 million and inventory write-downs of $0.7 million. The earnings per share calculated for the period ending December 31, 2004 are based only on the five million shares outstanding of the reorganized company. During 2004, Reptron also recorded additional activity from its 2003 discontinued operations, reorganization costs and a reorganization gain on debt discharge net of the related income tax effect, which collectively resulted in net earnings of $1.9 million. These items when combined with the results from continuing operations during 2004, resulted in a net loss of $0.7 million compared to a net loss of $41.1 million, in 2003.

“Significant start-up activity associated with new customers and new programs impacted Reptron’s fourth quarter operating results,” stated Paul J. Plante, Reptron’s President and Chief Executive Officer. Plante continued, “These new programs contributed to an increase in sales over the third quarter of 2004. However, inefficiencies associated with this start-up activity caused our margins to decline.”

Plante concluded, “we believe these start-up investments will benefit Reptron in the long term. We remain optimistic towards future sales increases and positive operating results once this start-up period is completed.”

As previously reported, Reptron sold certain identified assets of its electronic components distribution division on June 13, 2003. Additionally, the Company sold certain assets of its memory module division on October 27, 2003. The 2003 results have been adjusted to reflect the remaining operations while segregating and summarizing the electronic components distribution and memory module divisions as discontinued operations.

Reptron filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 28, 2003. The Plan of Reorganization was confirmed by the U.S. Bankruptcy Court on January 14, 2004 and became effective on February 3, 2004 allowing the Company to emerge from bankruptcy. Expenses incurred through the reorganization process have been segregated and summarized as Reorganization Costs. Additionally, the difference between the fair market value of new common stock issued and new debt issued when compared to the debt discharged as outlined in the Plan of Reorganization has been summarized as a Reorganization Gain on Debt Discharge. Also, as a result of the reorganization, January 2004 operations are presented as “Predecessor” while the eleven month period ended December 31, 2004 is presented as “Reorganized.” The accompanying financial tables provide financial information relative to these periods. However, for discussion purposes below, the twelve months of operations ending December 31, 2004 have been combined and are collectively referred to as continuing operations for the “year ended.”

Reptron Electronics Inc. has scheduled a conference call for 9:00 a.m. (EST), March 17, 2005 to discuss the Company’s financial performance. Shareholders, members of the media and other interested parties may participate in the call by dialing 1-888-399-7388 or 1-630-395-0028 for international callers and entering access code 9661194. This call is being web cast and can be accessed at the Company’s website at www.reptron.com where it will be archived through April 17, 2005. This web cast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.

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Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). A telephone replay of the call will be available through April 17, 2005 by dialing 1-888-566-0696 from the U.S., or 1-402-998-0826 from international locations and entering access code 9661194.

About Reptron

Reptron Electronics, Inc. is a leading electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to OEMs in a wide variety of industries. Reptron Outsource Manufacturing and Design provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptron.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Certain of the above statements contained in this press release, are forward-looking statements that involve a number of risks and uncertainties.. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: Long-term effect of the Company’s bankruptcy proceedings, business conditions and growth in the Company’s industry and in the general economy; competitive factors; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; uncertainties involved in implementing improvements in the manufacturing process; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “appear,” “optimism” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

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REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Three Months Ended December 31, 2004	Predecessor Company Three Months Ended December 31, 2003
Net Sales	$36,075	$36,899
Cost of goods sold	32,384	32,970

Gross profit	3,691	3,929
Selling, general and administrative expenses	4,146	12,116

Operating loss	(455)	(8,187)
Other income (expense):
Interest expense, net	(927)	(701)
Reorganization costs	(22)	(4,105)

Total other income (expense)	(949)	(4,806)

Loss before income taxes	(1,404)	(12,993)
Income tax provision	—	—

Loss from continuing operations	(1,404)	(12,993)
Discontinued operations
Earnings (loss) from discontinued operations	274	(2,385)
Income tax benefit	—	—

Earnings (loss) on discontinued operations	274	(2,385)

Net loss	$(1,130)	$(15,378)

Net loss from continuing operations per common share - basic and diluted:	$(0.28)	$(2.03)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$0.05	$(0.37)

Net loss per common share - basic and diluted	$(0.23)	$(2.40)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	6,417,196

REPTRON ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Reorganized Company Eleven Months Ended December 31, 2004	Predecessor Company One Month Ended January 31, 2004	Predecessor Company Twelve Months Ended December 31, 2003
Net Sales	$129,230	$12,368	$150,067
Cost of goods sold	113,635	11,479	131,135

Gross profit	15,595	889	18,932
Selling, general and administrative expenses	14,758	1,447	26,128

Operating income (loss)	837	(558)	(7,196)

Other income (expense):
Interest expense, net	(2,850)	(61)	(5,433)
Reorganization gain on debt discharge	—	3,517	—
Reorganization costs	(100)	(853)	(4,105)

Total other income (expense)	(2,950)	2,603	(9,538)

Earnings (loss) before income taxes	(2,113)	2,045	(16,734)

Income tax provision	—	777	—

Earnings (loss) from continuing operations	(2,113)	1,268	(16,734)

Discontinued operations
Earnings (loss) from discontinued operations	424	(507)	(24,348)
Income tax benefit	—	193	—

Earnings (loss) on discontinued operations	424	(314)	(24,348)

Net earnings (loss)	$(1,689)	$954	$(41,082)

Net earnings (loss) from continuing operations per common share - basic and diluted:	$(0.42)	$0.20	$(2.61)
Net earnings (loss) from discontinued operations per common share - basic and diluted:	$0.08	$(0.05)	$(3.79)

Net earnings (loss) per common share - basic and diluted	$(0.34)	$0.15	$(6.40)

Weighted average Common Stock equivalent shares outstanding - basic and diluted	5,000,000	6,417,196	6,417,196

REPTRON ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	Reorganized Company December 31, 2004	Predecessor Company December 31, 2003
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$227	$311
Restricted Cash	1,014	2,640
Account receivable - trade, net	14,569	12,974
Inventories, net	19,774	19,546
Prepaid expenses and other	826	3,516

Total current assets	36,410	38,987

PROPERTY, PLANT & EQUIPMENT - AT COST, NET	21,770	20,098
GOODWILL, NET	12,172	18,970
OTHER INTANGIBLE ASSETS, NET	3,855	—
DEFERRED INCOME TAX	1,902	2,449
OTHER ASSETS	83	719

TOTAL ASSETS	$76,192	$81,223

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable – trade	$12,885	$15,167
Accrued expenses	5,049	7,333
Note payable to bank	10,431	6,214
Current portion of long-term obligations	380	437
Liabilities subject to compromise	—	83,456

Total current liabilities	28,745	112,607

SENIOR SECURED NOTES	30,000	—
LONG-TERM OBLIGATIONS, less current portion	3,361	3,670

SHAREHOLDERS’ EQUITY
Preferred Stock - authorized 15,000,000 shares of $.10 par value; no shares issued	—	—
Common Stock - authorized 50,000,000 shares of $.01 par value; issued and outstanding, 5,000,000 and 6,417,196 shares, respectively	50	64
Additional paid-in capital	15,725	23,146
Accumulated deficit	(1,689)	(58,264)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	14,086	(35,054)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$76,192	$81,223